UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024
UiPath, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40348	47-4333187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Vanderbilt Avenue, 60th Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 432-0455
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	PATH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.
On July 8, 2024, the board of directors (the “Board”) of UiPath, Inc. (the “Company”) approved restructuring actions to manage its operating expenses. These actions are expected to include an overall reduction of approximately 10% of the Company’s global workforce of approximately 4,200 as of July 1, 2024, with most of this reduction expected to occur by the end of the first quarter of fiscal year 2026. Worldwide, the Company expects the workforce reduction to comply with applicable laws including consultation requirements. This workforce reduction is aimed at further driving operational efficiency and customer centricity. These changes reflect efforts to reshape the organization by streamlining the Company’s structure, particularly in operational and corporate functions, better prioritizing our go-to-market investments and focusing our research and development investments on artificial intelligence and driving innovation across our platform.
The Company estimates that it will incur costs of $15 million to $20 million related to employee termination benefits and approximately $2 million to $5 million in connection with lease exit and other contractual costs. The total anticipated restructuring costs of approximately $17 million to $25 million are predominantly expected to be cash expenditures and are expected to be incurred by the first quarter of fiscal year 2026.
The restructuring costs that the Company expects to incur are subject to several assumptions including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. The Company may also incur other costs or cash expenditures not currently contemplated due to unanticipated events that may occur in connection with the implementation of the restructuring actions.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the approximate percentage of global workforce affected by, the estimated restructuring charges associated with, and the time frame for completion of and recognition of charges associated with, its restructuring actions. The statements are based on management’s current expectations, estimates, and projections, are not guarantees of future performance, and are subject to certain risks, uncertainties, and other factors, some of which are beyond the Company’s control and are difficult to predict, including, but not limited to, changes in the Company’s operating results and financial condition.
The forward-looking statements contained in this Current Report on Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the period ended January 31, 2024, the Company’s most recent Quarterly Report on Form 10-Q, and from time to time other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website ( http://www.sec.gov ).
Stockholders of the Company are cautioned not to place undue reliance on the Company’s forward-looking statements, which speak only as of the date such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this filing, or to reflect the occurrence of unanticipated events.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UiPath, Inc.

By:	/s/ Brad Brubaker
Chief Legal Officer and Secretary

Date:	July 9, 2024